Exhibit F

                              TROUTMAN SANDERS LLP
                              600 PEACHTREE STREET
                                   SUITE 5200
                                ATLANTA, GA 30308
                                  404-885-3000



                                 March 21, 1996



Securities and Exchange Commission
Washington, D.C. 20549

                  Re:      The Southern Company -   Application or
                           Declaration on Form U-1 (File No. 70-8725)

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 filed by The Southern Company ("Southern") in the above-referenced proceeding, as it has been amended, and are furnishing this opinion with respect to the action requested therein, which, if granted, would allow Southern to utilize the proceeds of financings and guaranties heretofore authorized in separate proceedings to make investments directly or indirectly in "exempt wholesale generators" and "foreign utility companies" in amounts which, when added to Southern's "aggregate investment" (as defined in Rule 53) at any time in all such entities would not exceed Southern's "consolidated retained earnings" (also as defined in Rule 53).

         We are of the opinion that Southern is a validly organized and duly existing corporation under the laws of the State of its incorporation and that, upon the issuance of your order or orders herein, and in the event that the issuance and sale of securities and guaranties by Southern for the purpose of acquiring any "exempt wholesale generator" or "foreign utility company" are made in accordance with the terms of such statement on Form U-1 and your order or orders (as well as in accordance with the terms of all other applicable rules, regulations and orders):

                  (a) all state laws applicable to the proposed transactions will have been complied with;

                  (b) securities and guaranties issued by Southern for the purposes described in the statement on Form U-1 will be legal, valid and binding obligations of Southern; and

                  (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Southern or any associate company of Southern.


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Securities and Exchange Commission
March 21, 1996
Page 2






         We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.


                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     Troutman Sanders LLP